                                                                    EXHIBIT 4.3










                               WARRANT AGREEMENT


                                     AMONG

                              MAXXIM MEDICAL, INC.

                                      and


                            the parties named herein



                         Dated as of November 12, 1999

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.  Warrant Certificates...............................................1
SECTION 2.  Execution of Warrant Certificates..................................1
SECTION 3.  Registration.......................................................2
SECTION 4.  Registration of Transfers and Exchanges............................2
SECTION 5.  Warrants; Exercise of Warrants.....................................5
SECTION 6.  Payment of Taxes...................................................7
SECTION 7.  Mutilated or Missing Warrant Certificates..........................7
SECTION 8.  Reservation of Warrant Shares......................................7
SECTION 9.  Obtaining Stock Exchange Listings..................................8
SECTION 10. Adjustment of Number of Warrant Shares Issuable....................8
SECTION 11. Fractional Interests..............................................18
SECTION 12. Notices to Holders................................................18
SECTION 13. Mandatory Exercise in the Event of an Initial Public Offering.....20
SECTION 14. Notices to Company and Holders....................................20
SECTION 15. Supplements and Amendments........................................23
SECTION 16. Successors........................................................23
SECTION 17. Termination.......................................................23
SECTION 18. Governing Law.....................................................23
SECTION 19. Benefits of This Agreement........................................23
SECTION 20. Headings..........................................................24
SECTION 21. Submission to Jurisdiction........................................24
SECTION 22. Waiver of Jury Trial..............................................24
SECTION 23. Service of Process................................................24
SECTION 24. Counterparts......................................................24

Exhibit A - Form of Warrant Certificate


         WARRANT AGREEMENT (the "Warrant Agreement" or this "Agreement") dated as of November 12 , 1999 (the "Issue Date") between Maxxim Medical, Inc., a Texas corporation (the "Company"), and GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 3 Limited, Merrill Lynch International, The Northwestern Mutual Life Insurance Company, Chase Equity Associates, L.P., CIBC WMC, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Nationwide Life Insurance Company, Deutsche Bank AG, New York Branch and Credit Suisse First Boston Corporation (collectively, the "Purchasers," such Purchasers, together with their successors and assigns being referred to herein as the "Holders").

         Terms used but not defined herein are used as defined in the Purchase Agreement (the "Purchase Agreement") dated as of November 12, 1999 among the Company, Maxxim Medical Group, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Maxxim Medical Group"), certain subsidiaries of the Company signatory thereto and the Purchasers.

         WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase up to118,908 shares of Common Stock (the "Common Stock") of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), and sell to the Purchasers, pursuant to the Purchase Agreement, an aggregate of 144,552 Units, each Unit consisting of $1,000 principal amount at maturity of Maxxim Medical Group's Senior Subordinated Discount Notes due 2009 and one Warrant entitling the holder thereof to purchase 0.8226 Warrant Shares.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

         SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

         SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. The Company shall act as the registrar for the Warrants.

         SECTION 4. Registration of Transfers and Exchanges. (a) The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in the form as set forth on the reverse side of the form of Warrant Certificate attached hereto as Exhibit A, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, together with (if such transfer is pursuant to clause (1)(w) or (1)(y) of the next paragraph) the opinion of counsel specified therein. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

         The Holders, by their acceptance of Warrant Certificates or certificates evidencing Warrant Shares, agree that any proposed resale, pledge or other transfer (including any transfer by issuance of Warrant Shares upon exercise of a Warrant evidenced by a Warrant Certificate in a name other than the name in which such Warrant Certificate is registered) of any Warrant or Warrant Shares may be effected only (1)(w) inside the United States (i) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (ii) in accordance with Rule 144 under the Securities Act or (iii) pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably satisfactory to the Company to such effect, if the Company so requests), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act (and based upon an opinion of counsel reasonably satisfactory to the Company to such effect, if the Company so requests) or (z), in the case of Warrant Shares only, pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. Each Holder, by acceptance of Warrant Certificates or certificates evidencing Warrant Shares, agrees to, and each subsequent Holder is required to, notify any purchaser thereof of the resale restrictions set forth above. Prior to any proposed resale, pledge or other transfer (including any transfer by issuance of Warrant Shares upon exercise of a Warrant evidenced by a Warrant Certificate in a name other than the name in which such Warrant Certificate is registered) of any Warrant or Warrant Shares, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer and the names and circumstances thereof and, if the proposed transfer is pursuant to clause (1)(w) or (1)(y) of the second preceding sentence, will, if requested by the Company, deliver to the Company:

                  (1) an investment covenant, signed by the proposed transferee, setting forth acceptance of the provisions referenced in this Section 4 reasonably satisfactory to the Company;

                  (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

                  (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares or such other legend as the Company reasonably believes is required by law; and

                  (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares.

         The Holders agree that each Warrant Certificate and any certificate representing the Warrant Shares will bear a legend substantially in the following form:

         THE SECURITY REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF MAXXIM MEDICAL, INC., A TEXAS CORPORATION (THE "COMPANY") THAT (A) SUCH SECURITY (AND, IF SUCH SECURITY EVIDENCES A WARRANT, THE WARRANT SHARES ISSUABLE PURSUANT THERETO) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (W) INSIDE THE UNITED STATES (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED

         INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (X) TO THE COMPANY, (Y) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS) OR (Z) IN THE CASE OF SHARES ONLY, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. THE SECURITY REPRE SENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AND HAS THE BENEFIT OF CERTAIN REGISTRATION RIGHTS, CONTAINED IN THE STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 12, 1999, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH TS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

         Subject to the foregoing provisions, Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

         On delivery of the Warrants by the Company to the Purchasers pursuant to the Purchase Agreement, each Holder will have registration rights with respect to the Warrant Shares set forth in the Stockholders' Agreement, dated as of November 12, 1999, among the Company and the other parties set forth on the signature pages thereto, as the same may be amended from time to time (the "Stockholders Agreement").

         Every Holder, by accepting a Warrant Certificate, consents and agrees with the Company and with every subsequent Holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company may treat the person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the person entitled to exercise the rights granted under the Warrants, and neither the Company nor any agent thereof shall be affected by any notice to the contrary.

         (b) Termination of Restrictions. The restriction referred to in the legend referenced in Section 4(a) of this Agreement shall cease and terminate as to any particular Warrants or Warrant Certificates or certificates representing Warrant Shares when, in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act. The Company or the Company's counsel, at their election, may request from any Holder a certificate or an opinion of such Holder's counsel with respect to any relevant matters in connection with the removal of the legend set forth in Section 4(a) from such Holder's Warrant Certificate(s), any such certificate or opinion of counsel to be reasonably satisfactory to the Company and its counsel. The restrictions referred to in
Section 4(a) shall cease and terminate as to any particular Warrants, Warrant Certificates and certificates representing Warrant Shares when, in the reasonable opinion of counsel for the Company, the provisions of this Agreement are no longer applicable to such Warrants, Warrant Certificates or certificates representing Warrant Shares, or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 4 shall cease and terminate when, in the reasonable opinion of counsel for the Company, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any Warrants, Warrant Certificates and certificates representing Warrant Shares, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any person other than the registered holder thereof), new certificates for a like number of Warrants, Warrant Certificates and certificates representing Warrant Shares not bearing the relevant legend(s) set forth or referred to in Section 4.

         SECTION 5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at the opening of business on the Issue Date and until 5:00 p.m., New York City time on November 12, 2004, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, November 12, 2004 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

         A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the Warrant Certificate to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., together with (if such exercise involves a transfer pursuant to clause (1)(w) or (1)(y) of the second paragraph of Section 4) the opinion of counsel specified therein, and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as provided in this Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. In lieu of exercising a Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6), if any, the Holder may, from time to time, convert such Warrant(s), in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f).

         Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within 10 Business Days after such receipt) to or upon the written order of the Holder and, subject to Section 4, in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (1) of
Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrant Certificates and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than five business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

         Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder, as such, shall be entitled to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in
Section 10(i), no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

         The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or

Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

         All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

         SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates representing Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

         SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The

Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder.

         Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

         The Company covenants that all Warrant Shares which may be issued upon exercise of the Warrants will, upon issue, be duly authorized, fully paid, nonassessable, free of preemptive rights and, subject to Section 6, free from all taxes, liens, charges and security interests other than the restrictions contained in the Stockholders Agreement. The Company further covenants, represents and warrants that, (a) as of the Issue Date, no form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Warrants or the Warrant Shares or in connection with the issuance of the Warrants; (b) as of the Issue Date, neither the Company nor any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Warrants, the Warrant Shares or any other similar security of the Company except (i) as contemplated by this Agreement,
(ii) the issuance and sale of the warrants issued by the Company in connection with the issuance and sale by the Company of $50 million aggregate principal amount at maturity of senior discount notes due 2010 and (iii) the issuance and sale of shares of Common Stock and the grant of options to purchase shares of Common Stock of the Company in connection with the Agreement and Plan of Merger dated as of June 13, 1999, as amended, between the Company and Fox Paine Medic Acquisition Corporation; and (c) neither the Company nor any Person acting on its behalf will sell or offer for sale any such security to or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Warrants within the provisions of Section 5 of the Securities Act.

         SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

         SECTION 10. Adjustment of Number of Warrant Shares Issuable. The number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         (a) Adjustment for Change in Capital Stock.

         If the Company:

         (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (3) combines its outstanding shares of Common Stock into a smaller number of shares;

         (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

         (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of shares of its capital stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the exercise price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Adjustment for Rights Issue.

         If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) at a price per share less than the current market price per share on the applicable record date, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                            N1   = N   x   (O + A)
                                          ---------
                                             (O + (A x P))
                                                       -
                                                       M
where:

                  N1 = the adjusted number of Warrant Shares issuable
                       upon exercise of one Warrant.

                  N  = the current number of Warrant Shares issuable upon
                       exercise of one Warrant.

                  O  = the number of shares of Common Stock outstanding on the record date.

                  A  = the number of additional shares of Common Stock
                       offered pursuant to such rights, options or warrants issuance.

                  P  = the offering price per share of the additional shares.

                  M  = the current market price per share of Common Stock, on the record date.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of Warrant Shares issuable upon exercise of the Warrants shall be immediately readjusted to what it would have been if "A" in the above formula had been the number of shares actually issued.

         (c) Adjustment for Other Distributions.

         If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                               N1  =  N  x   M
                                            ---
                                            M-F

where:

                  N1 = the adjusted number of Warrant Shares issuable
                       upon exercise of one Warrant.

                  N  = the current number of Warrant Shares issuable upon
                       exercise of one Warrant.

                  M  = the current market price per share of Common Stock
                       on the record date mentioned below.

                  F  = the fair market value on the record date of the
                       assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This subsection does not apply to distributions of capital stock referred to in subsection (a) of this Section 10 and to distributions of rights, options or warrants referred to in subsection (b) of this Section 10.

         (d) Adjustment for Common Stock Issue.

         If the Company issues shares of Common Stock to Fox Paine & Company, LLC, or its Affiliates, in their capacity as such (as defined in the Stockholders' Agreement) for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                          N1  =  N  x       A
                                          ------
                                          O + P
                                              -
                                              M

where:

                  N1 = the adjusted number of Warrant Shares issuable
                       upon exercise of one Warrant.

                  N  = the current number of Warrant Shares issuable upon
                       exercise of one Warrant.

                  O  = the number of shares outstanding immediately prior
                       to the issuance of such additional shares.

                  P  = the aggregate consideration received for the
                       issuance of such additional shares.

                  M  = the current market price per share on the date of
                       sale of such additional shares.

                  A  = the number of shares outstanding immediately after
                       the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This subsection (d) does not apply to:

         (1) any of the transactions described in subsections (b) and (c) of this Section 10,

         (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

         (3) Common Stock issued upon the exercise of warrants and stock options outstanding on the Issue Date, or

         (4) Common Stock issued in a bona fide underwritten public offering.

         (e) Adjustment for Convertible Securities Issue.

         If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b), (c) and (d) of this Section 10) to Fox Paine & Company, LLC its Affiliates, in their capacity as such for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with this formula:

                        N1  =  N  x   O + D
                                      -------
                                      O + P
                                          -
                                          M
where:

                  N1 = the adjusted number of Warrant Shares issuable
                       upon exercise of one Warrant.

                  N  = the then current number of Warrant Shares issuable
                       upon exercise of one Warrant.

                  O  = the number of shares outstanding immediately prior
                       to the issuance of such securities.

                  P  = the aggregate consideration received for the issuance of such securities.

                  M  = the current market price per share on the date of sale of such securities.

                  D  = the maximum number of shares deliverable upon
                       conversion or in exchange for such securities at the initial conversion or exchange rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of Warrant Shares issuable upon exercise of one Warrant shall promptly be readjusted to the number of Warrant Shares issuable upon exercise of one Warrant which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

         This subsection (e) does not apply to convertible securities issued in a bona fide underwritten public offering.

         (f) Current Market Price.

         In Sections 5 and 11 and in subsections (b), (c), (d) and (e) of this
Section 10, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 10 consecutive trading days commencing 15 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price (i) based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three months preceding such date, (ii) if no such transaction shall have occurred on such date or within such three month period, the value of the security most recently determined as of a date within the six months preceding such date by a nationally recognized financial advisory or appraisal firm selected by the Company's Board of Directors which is not an Affiliate of the Company (an "Independent Financial Advisor") or (iii) if neither clause (i) nor (ii) is applicable or at the election of either the Company or the Holders of at least 50% of the total Warrants issued under this Agreement (subject to adjustment pursuant to this Section 10), then the value of the security shall be determined as of such date by an Independent Financial Advisor.

         (g) Consideration Received.

         For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

         (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

         (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

         (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h) When De Minimis Adjustment May Be Deferred.

         No adjustment in the number of Warrant Shares issuable upon exercise of one Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon exercise of one Warrant. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Section shall be made to the nearest 1/100th of a share.

         (i) When No Adjustment Required.

         No adjustment need be made for a transaction referred to in Section 10
(a), (b), (c), (d) or (e) hereof if a Holder actually participates in an issuance or distribution pursuant to Section 10 (a), (b), (c), (d) or (e) hereof

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j) Notice of Adjustment.

         Whenever the number of Warrant Shares issuable upon exercise of one Warrant is adjusted, the Company shall provide the notices required by Section 12 hereof.

         (k) Notice of Certain Transactions.

         If:

         (1) The Company takes any action that would require an adjustment in the number of Warrant Shares issuable upon exercise of one Warrant pursuant to subsection (a), (b), (c), (d) or (e) of this Section 10 and if the Company does not arrange for Holders to participate pursuant to subsection (i) of this Section 10;

         (2) The Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (l) of this Section 10; or

         (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (l) Reorganization of Company.

         If the Company consolidates or merges with or into any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation or merger if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Holders a notice describing the supplemental Warrant Agreement.

         If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed or surviving corporation, that issuer shall join in the supplemental Warrant Agreement.

         If this subsection (l) applies, subsections (a), (b), (c), (d) and (e) of this Section 10 do not apply.

         (m) Company Determination Final.

         Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this Section 10 which is made in good faith shall be conclusive.

         (n) When Issuance or Payment May Be Deferred.

         In any case in which this Section 10 shall require that an adjustment in the number of Warrant Shares issuable upon exercise of one Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the current number of Warrant Shares issuable upon exercise of one Warrant and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (o) Adjustment in Exercise Price.

         Upon each adjustment of the number of Warrant Shares pursuant to this
Section 10, the Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of Warrant Shares shall thereafter be adjusted to the Exercise Price (calculated to the nearest hundredth) obtained from the following formula:

                           E1  =  E x N
                                      -
                                       N1

Where

                  E1 = the adjusted Exercise Price.

                  E  = the Exercise Price prior to adjustment.

                  N1 = the adjusted number of Warrant Shares issuable
                       upon exercise of a Warrant.

                  N  = the number or Warrant shares previously issuable
                       upon exercise of a Warrant prior to adjustment.

         Notwithstanding anything to the contrary, in no event shall the Exercise Price for a Warrant be reduced below the par value of the Warrant Share underlying such Warrant.

         (p) Form of Warrants.

         Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         (q) No Dilution or Impairment.

         The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate (including through a reduction in the par value of Warrant Shares as necessary) in order to protect the rights of the Holder against dilution or other impairment.

         SECTION 11. Fractional Interests. Any one Warrant may be exercised only in full and not in part. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so requested to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof) , the Company shall pay an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference between the current market price of a share of Common Stock and the Exercise Price.

         SECTION 12. Notices to Holders. Upon any adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10, the Company shall promptly thereafter (i) no later than the delivery of the audit opinion of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) with respect to the then current fiscal year of the Company, cause to be filed with the Company a certificate which includes the report of such firm setting forth the number of Warrant Shares issuable upon exercise of one Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock by the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock by the Company, or (iii) the date on which any such consolidation, merger, conveyance, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

         SECTION 13. Mandatory Exercise in the Event of an Initial Public Offering. At the request of the Company, in the event of an underwritten initial public offering or public offerings (on a cumulative basis) of shares of Common Stock of the Company pursuant to a registration statement or registration statements under the Securities Act with aggregate proceeds to the Company of at least $50.0 million, the Holders shall exercise their Warrants to purchase Common Stock of the Company upon consummation of such initial public offering or at such other mutually agreed upon date on or before the date of consummation of such initial public offering.

         SECTION 14. Notices to Company and Holders. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section by the Company), as follows:

                           Maxxim Medical, Inc.
                           10300 49th Street North
                           Clearwater, Florida 33762
                           Attn:  Kenneth W. Davidson
                           (telecopier no.: 727-561-2180)

                           with a copy to:

                           Fox Paine & Company, LLC
                           950 Tower Lane, Suite 1950
                           Foster City, California 94404
                           Attention:  Saul A. Fox
                           (telecopier no: 650-525-1396)

                           as well as a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Mitchell S. Presser, Esq.
                           (telecopier no.: 212-403-2000)

                           GS Mezzanine Partners, L.P.
                           GS Mezzanine Partners Offshore, L.P.
                           c/o Goldman, Sachs & Co.
                           85 Broad Street, 10th Floor
                           New York, New York  10004
                           Attn:  Ben Adler, Esq.
                           (telecopier no.: 212-357-5505)

                           John Hancock Mutual Life Insurance Company
                           John Hancock Variable Life Insurance Company
                           Signature 3 Limited
                           Merrill Lynch International
                           200 Clarendon Street
                           Boston, Massachusetts 02117
                           Attn: Manager, Investment Accounting Division, B-3 (telecopier no.: 617-572-0628)

                           The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                           Attn: Securities Department
                           (telecopier no.: 414-299-7124)

                           Chase Equity Associates, L.P.
                           c/o Chase Capital Partners
                           380 Madison Avenue, 12th Floor
                           New York, New York 10017
                           Attn:  Eric Green
                           (telecopier no.: 212-622-3101)

                           CIBC WMC, Inc.
                           c/o CIBC Capital Partners
                           161 Bay Street, 8th Floor
                           Toronto, Ontario M5J 2S8
                           Canada
                           Attn: Managing Director
                           (telecopier no.: 416-594-8637)

                           Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street
                           World Financial Center, North Tower
                           New York, New York 10281
                           Attn: Christopher Stout
                           (telecopier no.: 415-676-3447)

                           Nationwide Life Insurance Company
                           One Nationwide Plaza
                           Columbus, Ohio 43215
                           Attn: Corporate Fixed-Income Securities
                           (telecopier no.: 614-249-4553)

                           Deutche Bank AG, New York Branch
                           c/o Bankers Trust Corporation
                           130 Liberty Street, 29th Floor
                           New York, New York 10006
                           Attn: Kristine Cicardo
                           (telecopier no.: 212-619-1502)

                           with an additional copy to:

                           Deutche Bank AG, New York Branch
                           31 West 52nd Street
                           New York, New York 10019
                           Attn:  Mark Fedorcik
                           (telecopier no.: 212-469-2883)

                           Credit Suisse First Boston Corporation
                           11 Madison Avenue
                           New York, New York 10010
                           Attn: Richard Gallant
                           (telecopier no.: 212-325-9136)

         Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of the Company.

         SECTION 15. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of registered holders of two thirds of the then outstanding Warrant Shares issued or issuable upon exercise of the Warrants (excluding Warrant Shares held by the Company or any of its Affiliates). The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 10 or 11 hereof).

         SECTION 16. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

         SECTION 17. Termination. This Agreement (except for the restrictions on transfer of Warrant Shares specified in Section 4) shall terminate at 5:00 p.m., New York City time on November 12, 2004.

         SECTION 18. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

         SECTION 19. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates and the Warrant Shares. Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations hereunder to the Holders.

         SECTION 20. Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meanings or interpretation of this Agreement.

         SECTION 21. Submission to Jurisdiction. If any action, proceeding or litigation shall be brought by the Purchasers or any Holder in order to enforce any right or remedy under this Agreement, the Company hereby consents and will submit, and will cause each of its subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

         SECTION 22. Waiver of Jury Trial. THE ISSUER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE WARRANTS.

         SECTION 23. Service of Process. Nothing herein shall affect the right of any holder of a security to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                                     MAXXIM MEDICAL, INC.

                                     by  /s/  Kenneth W. Davidson
                                       ---------------------------------------
                                       Name:  Kenneth W. Davidson
                                       Title: Chairman, President and
                                              Chief Executive Officer

Accepted:

GS MEZZANINE PARTNERS, L.P.

by GS MEZZANINE ADVISORS, L.P.,
its general partner,

by GS MEZZANINE ADVISORS, INC.,
its general partner,

by  /s/  Melina Higgins
  ---------------------------------
  Name:  Melina Higgins
  Title: Attorney-in-fact


GS MEZZANINE PARTNERS
OFFSHORE, L.P.

by GS MEZZANINE ADVISORS
(CAYMAN), L.P., its general partner,

by GS MEZZANINE ADVISORS, INC.,
its general partner,

by  /s/  Melina Higgins
  ---------------------------------
  Name:  Melina Higgins
  Title: Attorney-in-fact

JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY,

by  /s/  Stephen J. Blewitt
  --------------------------------
  Name:  Stephen J. Blewitt
  Title: Senior Investment Officer


JOHN HANCOCK VARIABLE LIFE
INSURANCE COMPANY,

by  /s/  Stephen J. Blewitt
  --------------------------------
  Name:  Stephen J. Blewitt
  Title: Senior Investment Officer


SIGNATURE 3 LIMITED,

by JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY, as Portfolio
Advisor,

by  /s/  Stephen J. Blewitt
  --------------------------------
  Name:  Stephen J. Blewitt
  Title: Senior Investment Officer


MERRILL LYNCH INTERNATIONAL,

by JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY, as Manager
under that certain Bond Purchase and
Asset Management Agreement dated as of
June 22, 1999,

by  /s/  Stephen J. Blewitt
  --------------------------------
  Name:  Stephen J. Blewitt
  Title: Senior Investment Officer

THE NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY,

by  /s/  Gary A. Poliner
  --------------------------------
  Name:  Gary A. Poliner
  Title: Authorized Representative


CHASE EQUITY ASSOCIATES, L.P.,

by CHASE CAPITAL PARTNERS, its
general partner

by  /s/  John O'Connor
  --------------------------------
  Name:  John O'Connor
  Title: General Partner


CIBC WMC, INC.,

by  /s/  Ken Kilgour
  --------------------------------
  Name:  Ken Kilgour
  Title: Managing Director


MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED,

by  /s/  Christopher K. Stout
  --------------------------------
  Name:  Christopher K. Stout
  Title: Director

NATIONWIDE LIFE INSURANCE
COMPANY,

by  /s/  Jerry D. Cohen
  --------------------------------
  Name:  Jerry D. Cohen
  Title: Authorized Signatory


DEUTSCHE BANK AG,
NEW YORK BRANCH,

by  /s/  William Archer
  --------------------------------
  Name:  William Archer
  Title: Managing Director


CREDIT SUISSE FIRST BOSTON
CORPORATION,

by  /s/  Richard Gallant
  --------------------------------
  Name:  Richard Gallant
  Title: Director

                                                                      EXHIBIT A




                      Form of Face of Warrant Certificate

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE WARRANTS EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE WARRANTS EVIDENCED HEREBY AGREES FOR THE BENEFIT OF MAXXIM MEDICAL, INC., A TEXAS CORPORATION (THE "COMPANY") THAT (A) SUCH WARRANTS (AND ANY SHARES ISSUABLE PURSUANT THERETO) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (X) INSIDE THE UNITED STATES (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (Y) TO THE COMPANY OR (Z) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS) AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AND HAVE THE BENEFIT OF CERTAIN REGISTRATION RIGHTS, CONTAINED IN THE STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 12, 1999, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

            EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON
                               NOVEMBER 12, 2004.


Private Placement No.: 57777#115                                ______ Warrants
Certificate No: W-
                              Warrant Certificate
                              Maxxim Medical, Inc.

         This Warrant Certificate certifies that __________, or registered assigns, is the registered holder of Warrants expiring November 12, 2004 (the "Warrants") to purchase Common Stock, $0.001 par value (the "Common Stock"), of Maxxim Medical, Inc., a Texas corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City time on November 12, 2004, 0.8226 fully paid and nonassessable shares of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of $0.01 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising the Warrants evidenced by this Warrant Certificate by paying in full the Exercise Price minus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the holder hereof may, from time to time, convert such Warrants, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement.

         The number of Warrant Shares issuable upon exercise of the Warrants evidenced hereby is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 5:00 p.m., New York City time on November 12, 2004, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, Maxxim Medical, Inc. has caused this Warrant Certificate to be signed by its Executive Vice President and Chief Financial Officer and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                       By:
                                          -------------------------------------

                                       Name:
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title: Secretary

                  Form of Reverse Side of Warrant Certificate


         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring November 12, 2004, entitling the holder hereof on exercise to receive 0.8226 shares of Common Stock, $0.001 par value, of the Company (the "Common Stock") per Warrant exercised, and are issued or to be issued pursuant to a Warrant Agreement, dated as of November 12, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrants may be exercised at any time on or before November 12, 2004. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In lieu of exercising the Warrants evidenced by this Warrant Certificate by paying in full the Exercise Price and transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the holder of the Warrants may, from time to time, convert the Warrants evidenced by this Warrant Certificate, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock and transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or such holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of one Warrant set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                ASSIGNMENT FORM

         If you, the holder of this Warrant Certificate, want to assign all or a portion of the Warrants evidenced hereby, fill in the form below and have your signature guaranteed:

I or we assign and transfer the Warrants to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type name, address and zip code and social
                     security or tax ID number of assignee)

and irrevocably appoint _________________________________ agent to transfer the Warrants evidenced hereby on the books of the Company. The agent may substitute another to act for him.

Date:                                      Signed:
     ---------------------------------            -----------------------------
                                                  (Signed exactly as your name
                                                   appears on the other side of
                                                   this Warrant Certificate)

Signature Guarantee:
                    ---------------------------------

         In connection with any transfer of the Warrants evidenced by this Warrant Certificate occurring prior to the date which is the earlier of (a) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Warrant (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (b) [__________ , 2001], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the Warrants evidenced by the Warrant Certificate is being transferred:

                                   Check One


(1) ______          to the Company or a subsidiary thereof; or

(2) ______          pursuant to and in compliance with Rule 144A under the
                    Securities Act; or

(3) ______          to an institutional "accredited investor" (as defined in
                    Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which appears below); or

(4) ______          outside the United States to a "foreign person" in
                    compliance with Rule 904 of

(5) ______          Regulation S under the Securities Act; or pursuant to the
                    exemption from registration provided by Rule 144 under the Securities Act; or

(6) ______           pursuant to another available exemption from the
                    registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Warrants evidenced by this Warrant Certificate in the name of any person other than the registered holder thereof; provided that if box (3) , (4), (5) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfers being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register the Warrants evidenced by this Warrant Certificate in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date:
     ----------------------------------
Signed:
       --------------------------------
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    ----------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing the Warrant(s) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     ---------------------------------
Signed:
       -------------------------------


NOTICE: To be executed by an executive officer

                         FORM OF LETTER TO BE COMPLETED
                      BY PURCHASER IF (3) ABOVE IS CHECKED


Ladies and Gentlemen:

         1. The undersigned understands that any subsequent transfer of the Warrants is subject to certain restrictions and conditions set forth in the Warrants and in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants except in compliance with, such restrictions and conditions and the Securities Act.

         2. The undersigned understands that the offer and sale of the Warrants have not been registered under the Securities Act, and that the Warrants may not be offered or sold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if it should sell, pledge or otherwise transfer any Warrants it will do so only (1) (x) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the company so requests), (y) to the Company or (z) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act (and based upon an opinion of counsel, if the Company so requests) and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and the undersigned further agrees to provide to any person purchasing any of the Warrants from us a notice advising such purchaser that resales of the Warrants are restricted as stated herein.

         3. The undersigned understands that, on any proposed resale of any Warrants, it may be required to furnish the Company such certification and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Warrants purchased by it will bear a legend to the foregoing effect.

         4. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and the undersigned and any accounts for which it is acting are each able to bear the economic risk of our or its investment, as the case may be.

         5. The undersigned is acquiring the Warrants purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which the undersigned exercises sole investment discretion.


Date:
     ---------------------------------
Signed:
       -------------------------------

NOTICE: To be signed by an executive officer

                          Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)

         The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Warrant Certificate, to receive shares of Common Stock and herewith (check item)

           (i) tenders payment for such shares to the order of Maxxim Medical, Inc. in the amount of $ in accordance with the terms hereof; or

          (ii) converts the Warrants evidenced by this Warrant Certificate, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by such Warrant, minus the aggregate Exercise Price for such shares of Common Stock and transfer taxes, if any, by (b) the current market price of one Share.

         The undersigned requests that a certificate for such shares be registered in the name of _______________________________, whose address is _________________________________, and that such shares be delivered to
___________________________,whose address is _____________________________.

         If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _______________________, whose address is _______________________, and that such Warrant Certificate be delivered to ______________________, whose address is _______________________.

                                        Signature:
                                                  -----------------------------
                                        Date:
                                             ----------------------------------
                                        Signature Guaranteed:
                                                             ------------------